Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Athena Technology Acquisition Corp. II (the “Company”) for the quarterly period ended June 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Isabelle Freidheim, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: August 12, 2022

By:	/s/ Isabelle Freidheim
Name:	Isabelle Freidheim
Title:	Chief Executive Officer (Principal Executive Officer)